GROSS VS. NET SOFTWARE AND HARDWARE REVENUES PRESENTATION

(For Illustrative Purposes Only)

Gross Presentation (as presented historically):

	2016					2017		
	Q1	Q2	Q3	Q4	2016 Total	Q1	Q2	Q3
Software and hardware revenues	$ 9,476	$ 11,247	$ 11,184	$ 18,047	$ 49,954	$ 6,998	$ 9,270	$ 6,323
Software and hardware costs	7,412	9,742	10,194	16,233	43,581	5,965	7,727	5,168
	$ 2,064	$ 1,505	$ 990	$ 1,814	$ 6,373	$ 1,033	$ 1,543	$ 1,155

Net Presentation (recast, as if the Company had presented the above historical results on a net basis, as the agent*):

	2016					2017		
	Q1	Q2	Q3	Q4	2016 Total	Q1	Q2	Q3
Software and hardware revenues	$ 2,064	$ 1,505	$ 990	$ 1,814	$ 6,373	$ 1,033	$ 1,543	$ 1,155

* The information in this table is being provided for illustrative purposes only and does not constitute a restatement or modification of the Company's historical financial statements previously filed with the Securities and Exchange Commission, which should be considered by investors in their entirety as filed. The Company is providing this example to its investors solely to aid in their understanding of the effect of the change from gross to net revenue presentation upon the Company's adoption of Accounting Standards Update No. 2014-09, *Revenue from Contracts with Customers*, as amended ("ASU No. 2014-09"), with respect to the Company's financial results after January 1, 2018. As the Company plans to adopt ASU No. 2014-09 using the modified retrospective method, the gross versus net presentation illustrated above will not impact the historical 2017 and 2016 presentation, but will impact the 2018 presentation.